UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2006

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	91-0179013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Mark C. Gelnaw to Board of Directors

On April 26, 2006, our Board of Directors elected Mark Gelnaw to serve as a director of the Company to fill a vacancy on the board.

In addition to being a director for Edentify, Mr. Gelnaw has over 25 years of experience in the financial services industry having held senior positions at Deutsche Bank, Lehman Brothers, Salomon Brothers and Andersen Consulting (currently known as Accenture). Most recently Mr. Gelnaw has held positions of Global Head of Business Development and Head of Strategic Funds for Deutsche Bank. Mr. Gelnaw also served as Chief Operating Officer for Deutsche Bank’s Asset Management and Deutsche Bank’s Equity divisions where he was involved in all aspects of the business including structuring, marketing, investment management, due diligence as well as serving as a liaison with all the service functions that interface with the business processes. During Mr. Gelnaw’s tenure as Chief Operating Officer of the Equity Division the business grew in less than three years from a loss 40 million euros to a net profit of over 2.5 billion euros. Mr. Gelnaw was responsible for the acquisition of the NatWest Derivative businesses and played a lead role in the acquisition of Bankers Trust. Mr. Gelnaw served on the Firm’s Divisional Executive Committees and was a member of the Firm’s top 40 professional charged with establishing the business mission and strategy.

In addition to operating in the capacity of a Chief Operating Officer for numerous Deutsche Bank businesses, Mr. Gelnaw held specific business responsibilities including Global Head of Equity Finance and the Global Head of Proprietary Trading for the Equity Division. The proprietary trading grew under Mr. Gelnaw’s leadership both in terms of revenues ($220 to over $500 million) by increasing global reach while the Finance function grew from just $15 million in revenues to over $245 million in less than two years.

Mr. Gelnaw began his venture career while employed at Deutsche Bank in 1997. Mr. Gelnaw was the fund manager for the Angel Fund, a focused fund which captured emerging technology ventures in cooperation with Stanford University. Mr. Gelnaw later combined this fund together with other DB alternative funds to form the "Strategic Funds" which were marketed to investors through the bank’s Private Client Group and Asset Management divisions.

Mr. Gelnaw is a graduate of Georgetown University where he earned a BSBA in Accounting. Mr. Gelnaw currently serves on the board of various companies and charities. In particular, Mr. Gelnaw focuses on supporting charities whose mission is to cure diseases that primarily afflict children.

Mr. Gelnaw is entitled to receive the standard cash and warrant-based compensation and reasonable expense reimbursement for serving in this position as is provided in accordance with the Company's Board compensation plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

April 26, 2006	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer